SUPPLY AND OPTION AGREEMENT



                                     Between

                               Merck and Co., Inc.

                                       And

                       Bioject Medical Technologies, Inc.



                                Effective As Of:


                                  June 8, 1998


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS EXHIBIT PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT FILED WITH THE COMMISSION UNDER RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                           SUPPLY AND OPTION AGREEMENT



                                TABLE OF CONTENTS



Section                                                                 Page No.

 1      Defined Terms......................................................2
 2      Covenants of Bioject...............................................6
 3      Options............................................................8
 4      License And Know-How Agreement and Supply Agreement................9
 5      Payment............................................................9
 6      Representations and Warranties of Bioject.........................10
 7      Regulatory and Intellectual Property..............................11
 8      Termination.......................................................12
 9      Bankruptcy of Bioject.............................................13
10      Notices...........................................................14
11      Successors and Assigns............................................15
12      Governing Law.....................................................15
13      Headings..........................................................15
14      Severability......................................................15
15      Force Majeure.....................................................15
16      Entire Agreement..................................................16
17      Public Announcement...............................................16
18      Confidentiality...................................................16
        Schedule 1

                           SUPPLY AND OPTION AGREEMENT


     THIS SUPPLY AND OPTION AGREEMENT (the "AGREEMENT") is made effective as of June 8, 1998 ("EFFECTIVE DATE"), by and between Merck & Co., Inc., a New Jersey corporation having its principal place of business at One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey 08889-0100 ("MERCK"), and Bioject Medical Technologies, Inc. ("BIOJECT"), an Oregon corporation having its principal place of business at 7620 S.W. Bridgeport Road, Portland, Oregon 97224.

                              W I T N E S S E T H:

     WHEREAS, BIOJECT is the manufacturer of B2000 SYSTEMS (defined hereinafter), owns PATENT ASSETS (defined hereinafter), owns certain KNOW-HOW (defined hereinafter), and is able to provide SUPPORT SERVICES (defined hereinafter);

     WHEREAS, MERCK desires to obtain from BIOJECT, and BIOJECT is willing to provide to MERCK, sufficient numbers of B2000 SYSTEMS to enable MERCK to [* * *] and [* * *] (defined hereinafter);

     WHEREAS, MERCK desires to obtain from BIOJECT, and BIOJECT is willing to provide to MERCK, KNOW-HOW and SUPPORT SERVICES to be used by MERCK in connection with [* * *]; and

     WHEREAS, MERCK desires to obtain from BIOJECT, and BIOJECT is willing to grant to MERCK, an [* * *] for the [* * *] (defined hereinafter) to (i) [* * *] from [* * *] under the [* * *] and [* * *] in connection with the [* * *] (defined hereinafter) and (ii) [* * *] a [* * *] (defined hereinafter) in connection with [* * *];

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. As used herein, the following terms have the following respective meanings.

     (a) "AFFILIATE" means (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interest, including equity, voting stock, or general partnership interest, is owned, controlled, or held, directly or indirectly, by MERCK or BIOJECT; or (ii) any corporation or business entity which, directly or indirectly, owns, controls, or holds fifty percent (50%) or more of the securities or other ownership interest, including equity, voting stock or, if applicable, a general partnership interest, of MERCK or BIOJECT.

     (b)  "BIOJECT" has the meaning set forth in the preamble hereof.

     (c) "B2000 SYSTEMS" means the needle-free injection system marketed by BIOJECT in the United States as of the EFFECTIVE DATE under FDA 510(k) Application Number 960373, as approved by the FDA on March 5, 1997, and marketed elsewhere in the world under counterparts of that 510(k) Application, and any modification, improvement, or variant of that system which is marketed by BIOJECT in reliance upon or under that
          510(k) Application or its counterparts, together with all components and accessories associated with the intramuscular or subcutaneous use of that system, including but not limited to actuators, gas cartridges, syringes, and vial adapters.

     (d)  "DERMAL  ADAPTOR"  means the  adaptor  used in  connection  with B2000
          SYSTEMS for purposes of dermal injection which is the subject of BIOJECT's pending FDA 510(k) Application K974194, filed November 12, 1997, and supplemented on March 26, 1998.

     (e) "EFFECTIVE DATE" shall have the meaning set forth in the preamble hereto.

     (f)  "FDA" means the United States Food and Drug Administration.

     (g) "FIELD" means prophylactic and/or therapeutic DNA vaccination against any and all of the INFECTIOUS DISEASES using (i) [* * *], (ii) [* * *], or (iii) combinations of [* * *] and [* * *].

     (h)  [* * *] means [* * *].

     (i)  "INFECTIOUS DISEASES" means [* * *], and [* * *].

     (j) "KNOW-HOW" means any and all BIOJECT information, including but not limited to discoveries, inventions, improvements, processes, formulae, and data, whether or not patentable, which during the TERM is not generally known and which is related to the use of B2000 SYSTEMS or DERMAL ADAPTORS in the FIELD.

     (k)  [* * *] means a [* * *] by and between [* * *] and [* * *] in which [*
          * *] or [* * *], on terms and conditions to be agreed to by the parties, rights:

          (i) to [* * *] under the [* * *] and [* * *],

          (ii) which may be [* * *] by [* * *] or its [* * *],

          (iii)to [* * *], or [* * *] on a [* * *] with respect to [* * *] for [* * *] within the [* * *],

          (iv) which shall be SEMI-EXCLUSIVE RIGHTS with respect to the use of [* * *] within the FIELD and which shall be exclusive with respect to the use of [* * *] or combinations of [* * *] and [* * *] within the FIELD.

     (l)  "MERCK" shall have the meaning set forth in the preamble hereto.

     (m) "MERCK PRODUCTS" means any product marketed by MERCK or MERCK's designated AFFILIATE in connection with the FIELD.

     (n) "MERCK RESEARCH" means any and all preclinical or clinical research by MERCK or any AFFILIATE of MERCK in connection with the FIELD.

     (o) "OPTION PERIOD" means the period beginning on the EFFECTIVE DATE and ending on [* * *]; provided, however, that MERCK may extend the OPTION PERIOD with respect to the use of [* * *] within the FIELD for [* * *] (ending [* * *]) upon written notice to BIOJECT and by paying BIOJECT [* * *] for the first of such extension periods and [* * *] for the second of such extension periods. The first of any such extension payment shall be due by [* * *] and the second of any such extension payment shall be due by [* * *]. These payments shall be made by wire transfer to a bank to be designated by BIOJECT.

     (p) "PATENT ASSETS" means any and all patents or patent applications, including all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals, extensions, or foreign equivalents thereof, which, as of the EFFECTIVE DATE and thereafter, are owned by BIOJECT or any AFFILIATE of BIOJECT or can be licensed by BIOJECT, and which (i) are filed, issued, or published as of the EFFECTIVE DATE or thereafter, including but not limited to the patents listed in
          Schedule 1, and (ii) claim or otherwise cover B2000 SYSTEMS, the DERMAL ADAPTOR, or the use of B2000 SYSTEMS or the DERMAL ADAPTOR in the FIELD.

     (q) "SEMI-EXCLUSIVE RIGHTS" shall mean rights which are held by MERCK and no more than one third party for the use of [* * *] within the FIELD.

     (r) [* * *] means an [* * *] entered into by and between [* * *] or [* * *] and [* * *] in accordance with [* * *] in which [* * *] to [* * *], on terms and conditions to be agreed to by the parties, [* * *] and [*
          * *] or [* * *].

     (s) "SUPPORT SERVICES" means (i) training and assistance rendered by BIOJECT to MERCK or its designated agents or clinicians at locations to be specified by MERCK, with respect to the use of B2000 SYSTEMS or KNOW-HOW in MERCK RESEARCH; and (ii) information and assistance provided by BIOJECT, at MERCK`s request, to MERCK, its agents, clinicians, or any regulatory agency responsible for the approval of MERCK RESEARCH or MERCK PRODUCTS, relating to the use of B2000 SYSTEMS or KNOW-HOW in connection with the MERCK RESEARCH or MERCK PRODUCTS.

     (t) "TERM" means the period beginning on the EFFECTIVE DATE and ending on May 1, 2000.

     (u) [* * *] means [* * *] and [* * *] after the [* * *] reflecting their understanding of certain terms and conditions of the [* * *] and [* * *], including but not limited to, with respect to the [* * *].


2.   Covenants of BIOJECT.

     (a) (i) BIOJECT covenants that it shall, at its own expense, and upon thirty (30) days notice by MERCK , deliver to recipients to be designated by MERCK [* * *] B2000 SYSTEMS, including components and accessories for such B2000 SYSTEMS in amounts sufficient for the administration of [* * *] injections. MERCK and its designated recipients shall have an unrestricted license to use these B2000 SYSTEMS and components and accessories in MERCK RESEARCH notwithstanding the termination of this AGREEMENT for reasons other than a judicial finding that MERCK is in breach.

          (ii) BIOJECT covenants that it shall, during the TERM, at its own expense, and as requested by MERCK or MERCK's agents, clinicians or designated AFFILIATE, provide MERCK, its agents, clinicians, AFFILIATE, or any regulatory agency designated by MERCK, with KNOW-HOW and SUPPORT SERVICES in connection with MERCK RESEARCH relating to [* * *].

     (b) BIOJECT covenants that it shall, to the extent it has not done so by the EFFECTIVE DATE, disclose and provide copies to MERCK by July 31, 1998, of (i) any and all patents or pending patent applications which BIOJECT owns or is licensed under (including those listed in Schedule
          1), or any patents or patent applications otherwise owned by an AFFILIATE of BIOJECT, which relate to the B2000 SYSTEM or the DERMAL ADAPTOR, any feature of the B2000 SYSTEM or the DERMAL ADAPTOR, or any use or manufacture of the B2000 SYSTEM or the DERMAL ADAPTOR; and (ii) any other patents or patent applications of which BIOJECT is aware, whether or not owned or licensed by BIOJECT, which relate to B2000 SYSTEMS, the DERMAL ADAPTOR, or the use or manufacture of B2000 SYSTEMS or the DERMAL ADAPTOR.

     (c) [* * *] that it shall, in any [* * *] of [* * *], including any [* * *] relating to [* * *] that it [* * *] and during the [* * *], expressly provide that the [* * *] shall not be [* * *] in connection with the [* * *]. [* * *] that such [* * *] on the [* * *]. It is expressly understood and agreed to by the parties that the covenants of this paragraph [* * *].

     (d)  [* * *] that it [* * *],  and [* * *] would [* * *] within the [* * *]
          for the use of [* * *] and [* * *] within the [* * *] for the use of [* * *], or combinations of [* * *] and [* * *] within the [* * *].

3.   Options.

     (a) During the [* * *], shall have a [* * *] to [* * *] the [* * *] and the [* * *]. In this regard, it is expressly understood and agreed to by the parties that, (i) for the use of [* * *] within the [* * *] under this [* * *] and the [* * *] shall be [* * *] but for any [* * *] which [* * *] or may, consistent with [* * *]; and (ii) [* * *] under this [* * *] and the [* * *] shall be [* * *] with respect to the use of [* * *] and combinations of [* * *] and [* * *] within the [* * *].

     (b)  During  the [* * *], or [* * *],  shall have [* * *] to [* * *] a [* *
          *] under the [* * *] and [* * *] to [* * *] in connection  with the [*
          * *].

4. [* * *]. It is expressly understood and agreed to by the parties that, upon execution of this AGREEMENT, they shall promptly [* * *] (a) to prepare the [* * *] by no later than [* * *] from the signing by all parties of this AGREEMENT, and (b) thereafter to [* * *] as to [* * *] of the [* * *] and [* * *].

5. Payment. In consideration for BIOJECT's provision of B2000 SYSTEMS to MERCK, the covenants of BIOJECT, and the options granted by BIOJECT to MERCK, MERCK shall make payments to BIOJECT by wire transfer to a bank to be designated by BIOJECT as follows.

     (a) MERCK shall pay BIOJECT the sum of [* * *] within thirty (30) days of the signing by both parties of this AGREEMENT; and

     (b) MERCK shall pay BIOJECT [* * *] within thirty (30) days of the earlier of [* * *] that the parties have agreed to the [* * *]; or (ii) four
          (4) months from the signing by all parties of this AGREEMENT; provided, however, that no payment shall be owed under this paragraph if MERCK has terminated this AGREEMENT in accordance with Section 8 before MERCK's written confirmation that the parties have agreed to the TERM SHEET.

6.   Representations and Warranties of BIOJECT.

     (a)  BIOJECT  represents  and warrants to MERCK that,  as of the  EFFECTIVE
          DATE: (i) BIOJECT has the full right, power, and authority to enter into this AGREEMENT and the transactions contemplated herein, and that it has not entered into any agreement which would preclude BIOJECT from performing its obligations under this AGREEMENT, including but not limited to [* * *]; (ii) no opinion or judgment against BIOJECT has been issued or entered which would in any way preclude BIOJECT's conveyance as of the EFFECTIVE DATE or thereafter of any rights with respect to B2000 SYSTEMS, DERMAL ADAPTORS, KNOW-HOW, or PATENT ASSETS, and that it is not aware of any pending claim against BIOJECT seeking such judgment; (iii) it has not received any communication from the FDA or other regulatory agency regarding defects with respect to B2000 SYSTEMS or issues with respect to the safety and efficacy of B2000 SYSTEMS; (iv) Schedule 1 is accurate and complete as of the EFFECTIVE DATE; (v) it is not aware of any fact which would call into question the suitability of B2000 SYSTEMS or DERMAL ADAPTORS for use in MERCK RESEARCH; (vi) that it is not aware of any intellectual property right of any third party which could preclude MERCK RESEARCH or the manufacture, use, sale, offer for sale, or importation of MERCK PRODUCTS in connection with the FIELD; (vii) it has not and will not enter into any agreement inconsistent with MERCK's rights under this AGREEMENT; and (vii) it shall take all steps and perform all acts necessary for it to be able to grant licenses under the LICENSE AND KNOW-HOW AGREEMENT to any and all PATENT ASSETS owned by any BIOJECT AFFILIATE.

     (b) BIOJECT represents and warrants to MERCK that, at the time of delivery to MERCK, or its designated clinicians or agents, the B2000 SYSTEMS supplied pursuant to this AGREEMENT will meet published design specifications, be free from defects of materials and workmanship, and be suitable for use in connection with MERCK RESEARCH. BIOJECT will repair or replace at its own cost any nonconforming or defective B2000 SYSTEM within forty-eight (48) hours of receipt from MERCK of written notice specifying in detail the nonconformity or defect. MERCK shall thereafter return any such defective or nonconforming B2000 SYSTEM to BIOJECT and BIOJECT shall provide to MERCK a written report explaining the reason for the nonconformity or defect.

     (c) BIOJECT represents and warrants to MERCK that it shall indemnify and hold MERCK harmless from any and all claims by any third party against MERCK (i) arising out of or relating in any way to this AGREEMENT;
          (ii) not resulting from a breach by MERCK of this AGREEMENT; and (iii) not resulting from the negligence of MERCK or its employees, agents, clinicians, or contractors.

7.   Regulatory and Intellectual Property.

     (a) MERCK shall be responsible for the conduct and supervision of MERCK RESEARCH and the preparation and filing of any application for approval to market MERCK PRODUCTS. BIOJECT shall, at its own expense, cooperate with MERCK as necessary to obtain any regulatory approval needed by MERCK to use B2000 SYSTEMS in connection with MERCK RESEARCH or MERCK PRODUCTS and will, at MERCK's request, address any issues or answer any questions raised by regulatory authorities in connection with such use. MERCK shall inform BIOJECT of any adverse reaction reports made in connection with MERCK RESEARCH that involve B2000 SYSTEMS, KNOW-HOW, or SUPPORT SERVICES.

     (b) It is expressly understood and agreed to by the parties that BIOJECT shall not have any rights with respect to any preclinical or clinical information or intellectual property generated, developed, or invented solely by MERCK's employees or its clinicians, contractors, or agents as a result of MERCK RESEARCH. MERCK and BIOJECT shall, as between each other (and subject to any ownership interest held by MERCK's clinicians, contractors, or agents), own jointly any invention made by both (i) MERCK's employees or its clinicians, contractors, or agents, and (ii) any BIOJECT employee. MERCK shall have the first right to negotiate and enter into an assignment or exclusive license of BIOJECT's interest in such invention.

     (c) It is expressly understood and agreed to by the parties that MERCK, or its designated AFFILIATE, clinicians, or agents shall, upon termination of this AGREEMENT for reasons other than a finding that MERCK is in breach and subject to any continuing obligations under
          Section 18, be entitled free of charge to retain and use any KNOW-HOW or other information conveyed by BIOJECT to MERCK under this AGREEMENT prior to such termination.

8. Termination. Subject to and in accordance with Sections 2. (a)(i), 7. (c), 9., and 18., this AGREEMENT shall terminate on May 1, 2000, and may be terminated earlier:

     (a)  by notice by either party during the TERM:

          (i) if it is shown by credible evidence that the other party is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within sixty (60) days after written notice requesting cure of the breach; or

          (ii) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party; or

     (b)  by MERCK, upon thirty (30) days written notice to BIOJECT.

9. Bankruptcy of BIOJECT. In the event this AGREEMENT is terminated based on the bankruptcy of BIOJECT or by an appointed bankruptcy trustee, all rights and licenses granted under or pursuant to this AGREEMENT by BIOJECT to MERCK are, and shall otherwise be deemed to be for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the Bankruptcy Code. The parties agree that MERCK as licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against BIOJECT under the Bankruptcy Code, MERCK shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property upon written request therefore by MERCK. Such intellectual property and all embodiments thereof shall be promptly delivered to MERCK (i) upon any such commencement of a bankruptcy proceeding and upon written request therefore by MERCK, unless BIOJECT elects to continue to perform all of its obligations under this AGREEMENT or (ii) if not delivered under (i) above, upon the rejection of this AGREEMENT by or on behalf of BIOJECT in the event of written request therefore by MERCK.

10. Notices. Any notices under or pursuant to this AGREEMENT shall be in writing. Such notices shall be delivered either by hand delivery, by telecopy or similar electronic medium, nationally recognized overnight courier or by certified or registered mail, return receipt requested addressed as follows:

                  If to BIOJECT, to:

                  President
                  Bioject Medical Technologies, Inc.
                  7620 S.W. Bridgeport Road
                  Portland, Oregon 97224

                  If to MERCK, to:

                  Office of the Secretary
                  WS-3AB-05
                  Merck & Co., Inc.
                  P.O. Box 100
                  One Merck Drive
                  Whitehouse Station, New Jersey 08889-0100

                  with a required copy to:

                  Vice President, Corporate Licensing
                  Merck & Co., Inc.
                  P.O. Box 100
                  One Merck Drive
                  Whitehouse Station, New Jersey  08889-0100

     -- or at such other address as the party affected shall have previously designated by written notice in the manner hereinabove set forth. Notices shall be deemed given when sent, if sent by telecopy or similar electronic medium with delivery confirmed (conditioned upon the prompt mailing of the original of such transmission by first class mail or nationally recognized overnight courier); when delivered and receipted for (or upon the date of attempted delivery when delivery is refused), if hand delivered or sent by nationally recognized overnight courier; or when receipted for (upon the date of attempted delivery when delivery is refused or a properly addressed and mailed notice is returned as undeliverable or unclaimed), if sent by certified or registered mail.

11. Successors and Assigns. This AGREEMENT and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

12. Governing Law. This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of Delaware, exclusive of its choice of law provisions. The parties hereby consent to the jurisdiction of the courts of the State of Delaware with respect to the resolution of any claim or cause of action arising out of, or related in any way to, this AGREEMENT.

13. Headings. The headings preceding the text of the sections and paragraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this AGREEMENT, nor shall they affect its meaning, construction or effect.

14. Severability. In the event that any portion of this AGREEMENT shall be held illegal, void, or unenforceable, the remaining portions hereof shall remain in full force and effect.

15. Force Majeure. Neither party shall be found to be in breach or default of this AGREEMENT as a result of their failure to perform any obligation hereunder where such failure to perform is the result of an act of God, regulations or laws of any government, civil commotion, or strikes.

16. Entire Agreement. This AGREEMENT sets forth all of the promises, covenants, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written.

17. Public Announcement. Neither BIOJECT nor MERCK shall make any public announcement regarding this AGREEMENT without the prior written approval of the other, which approval shall not be unreasonably withheld.

18. Confidentiality. The parties and their respective representatives shall keep confidential the terms of this AGREEMENT and other information disclosed under or in connection herewith and shall not divulge such terms of or other information to any third party, except:

     (a)  with the prior written consent of the other party;

     (b)  as may be required by law, rule or regulation;

     (c) to legal counsel representing any party hereto with a notification of confidentiality;

     (d)  to the parties' auditors, with a notification of confidentiality; and

     (e) to any court and court personnel in a judicial proceeding to enforce this AGREEMENT.

     To the extent feasible,  prior  notification of any disclosure  pursuant to
Section 18 (b) above shall be provided by the disclosing party to the non-disclosing parties twenty (20) days before the required disclosure date in order to allow the non-disclosing parties sufficient time to respond and object. It is understood and agreed to by the parties that the obligations of this section (a) shall survive the termination of this AGREEMENT, and (b) shall not apply to: (i) information which is now or which becomes part of the public domain without the fault of any party, (ii) information disclosed to a party by a third party having no obligation of confidentiality to any party, and (iii) information developed by a party independent of any disclosure by any other party.

     IN WITNESS WHEREOF, the undersigned, intending this to be a sealed instrument, have duly executed this AGREEMENT.



         MERCK & CO., INC.



         By: /s/ Edward M. Scolnick                    (SEAL)
             Edward M. Scolnick M.D.
         Title: President, MRL
         Date:__________________________


         BIOJECT MEDICAL TECHNOLOGIES, INC.



         By: /s/ James O'Shea                          (SEAL)
             James O'Shea
         Title: CEO
          Date:__________________________

                                   SCHEDULE 1

                     BIOJECT PATENTS AND PATENT APPLICATIONS




   PATENT NUMBER          COUNTRY                    ISSUE DATE
   -------------          -------                    ----------

   [* * *]